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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 8, 1995


                              HILLS STORES COMPANY

             (Exact name of registrant as specified in its charter)

      DELAWARE                     1-9505                31-1153510

      (State or other           (Commission             (IRS Employer
      jurisdiction              File Number)            Identification
      of incorporation)                                     Number)


15 DAN ROAD, CANTON, MASSACHUSETTS          02021

(Address of principal executive offices)   (zip code)


Registrant's telephone number, including area code  617-821-1000


         (Former Name or Former Address, if Changed Since Last Report)
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Item 4.  Changes in Registrant's Certifying Accountant.

         Coopers & Lybrand L.L.P. ("Coopers & Lybrand") resigned as independent auditors for Hills Stores Company (the "Registrant") on November 8, 1995.

         None of the reports of Coopers & Lybrand on the financial statements of the Registrant for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand, there were no disagreement(s) with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. None of the reportable events listed in Item 304 (a)(1)(v) of Regulation S-K occurred with respect to the Registrant during the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand.

         On November 14, 1995, the Registrant engaged Deloitte & Touche LLP as its independent auditors.

         During the registrant's two most recent fiscal years and the subsequent interim period preceding the engagement of Deloitte & Touche LLP, neither the Registrant nor anyone on its behalf consulted Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written or oral advice concerning same was provided to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

1.   Letter of Coopers & Lybrand, dated November 16, 1995, to the
     Securities and Exchange Commission.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 HILLS STORES COMPANY

                                                 By:   /s/ William K. Friend
                                                       ------------------------
                                                 Name:  William K. Friend
                                                 Title: Vice President -
                                                        Secretary and Corporate
                                                        Counsel

Date: